American Heritage™ Welcomes Former 'Winston Man', David Goerlitz, as Spokesperson and Advisory Board Member

LAS VEGAS – March 17, 2014 – American Heritage International Inc. (“American Heritage”) (OTCQB: AHII), is pleased to announce that former 'Winston Man', David Goerlitz (“Goerlitz”), has been added to its Advisory Board and is now its spokesperson. RJ. Reynolds Tobacco Co. hired Goerlitz for its Winston ads in 1981. During his seven year tenure with Reynolds, Winston moved from No. 4 to No. 2 in sales. As the former 'Face of Big Tobacco' David Goerlitz made headlines around the world in 1988 when he quit smoking and began to loudly speak out about the evils of tobacco. By being the first person from within ‘Big Tobacco’ to criticize the industry, Mr. Goerlitz quickly became the 'Golden Boy' of the anti-tobacco movement. In 1989 Mr. Goerlitz was awarded the World Health Organization Medal of Honor. Mr. Goerlitz spent the next 19 years counseling school children about the dangers of tobacco use.

Believing the anti-smoking movement had lost its compassion for the millions of tobacco smokers that remained addicted, Mr. Goerlitz began to research alternative solutions. In 2009 he discovered the electronic cigarette and became one of the most knowledgeable electronic cigarette experts in the nation. From the infancy of the electronic cigarette industry, Mr. Goerlitz has been ahead of the curve in believing that electronic cigarettes are the best hope for switching off traditional tobacco products.

David Goerlitz said, "I chose American Heritage because they provide the most viable alternative to traditional tobacco cigarettes on the market today through its 'True to Life' American Heritage™ premium disposable electronic cigarettes that utilizes quality ingredients made in America. Change is hard and all smokers know they have to make one. American Heritage makes it easy by shrinking the gap between what smokers know they like and the e-cig non-harmful alternative.” Mr. Goerlitz went on to say, “In my opinion, the electronic cigarette has the most potential to provide a solution to a deadly problem that affects over 50 million Americans and hundreds of millions more around the world. Having tobacco smokers’ switch to the less harmful e-cig is, in my opinion, good public health policy and should be encouraged not to be made more difficult through over-regulation. I will fight every day to make sure this message is received by the general public and at all levels of government."

Through the addition of Goerlitz to its Advisory Board, American Heritage reinforces its position as the harm reduction brand of choice for millions of Americans.

About American Heritage International Inc.

American Heritage "America's Original E-Cig™" is a publicly traded company that manufactures, distributes and sells the American Heritage™ brand of disposable premium electronic cigarettes. American Heritage is currently in an advantageous position to become one of the leaders in the fast growing electronic cigarette industry.

American Heritage's disposable premium electronic cigarettes have combined authentic true to life flavor with a soft filter which has pushed it to the forefront in terms of genuine look, feel and taste. All of American Heritage's ingredients are food grade quality and 100% produced in America for a safer and more enjoyable experience than the majority of its competitors can provide.

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Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and the company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although management believes that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the company’s annual report on Form 10-K for the most recent fiscal year, quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

CONTACT:

American Heritage International Inc.

Vincent Bonifatto

(702) 726-6836

press@americanheritageonline.com

Tivoli Village, 410 South Rampart Rd, Ste 390

Las Vegas, NV 89145